UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement

Commitment Letter

On February 25, 2019, LivaNova Plc (the “Company”) entered into a commitment letter (the “Commitment Letter”) with Bank of America Merrill Lynch International DAC, Barclays Bank PLC, BNP Paribas, London Branch and Intesa Sanpaolo S.p.A. (the last four together, the “Banks”.)

Pursuant to the Commitment Letter, the Company appoints each of the Banks as a mandated lead arranger, underwriter and bookrunner in respect of a multicurrency term loan facility (the “Facility”) in the aggregate amount of $350 million.

The commitment of the Banks to arrange and underwrite the Facility is made subject to the satisfaction of certain conditions precedent, including, but not limited to the following: (a) compliance by the Company with all the terms of the Commitment Letter, the appended term sheet, and the fee letter in respect of fees owed to the Banks (the “Fee Letter”) (one such condition precedent being the repayment of any funds drawn under the 2018 $70 million revolving facility made available by Barclays Bank PLC), (b) accuracy and completeness of the Company (or group company) representations and warranties required by each of the Commitment Letter, the associated term sheet and the Fee Letter, (c) the execution and delivery of the agreement in respect of the Facility and associated documents no later than April 26, 2019 and (d) satisfactory completion of client identification procedures.

Pursuant to the Fee Letter, the Company is obligated to pay certain fees to the Banks.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: March 1, 2019	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Company Secretary

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